                                 This filing is made pursuant to
                                 Rule 424(b) (3) of the Securities Act of 1933 Registration Statement No.: 333-43041


                     WORLD MONITOR TRUST
               Series A, Series B and Series C
                     Prospectus Supplement

        THIS SUPPLEMENT UPDATES THE PROSPECTUS DATED APRIL 5, 1999.

This Supplement contains certain information which modifies and/or updates information set forth in the Prospectus, including:

  --Introduction.  See page 2.
  --Termination of Series A Sales.  See page 2.
  --Revised Projected Twelve-Month Break-Even Analysis. See page 2. --Past Performance of the Trust. See page 4.
      --Past Performance of Series B.  See page 5.
      --Past Performance of Series C.  See page 7.
  --Series B.  See page 9.
  --Series C.  See page 16.
  --Description of the Trust, Trustee,
    Managing Owner and Affiliates.  See page 23.

         THIS SUPPLEMENT IS AN INTEGRAL PART OF THE PROSPECTUS AND
              SHOULD BE DELIVERED AND READ AS ONE DOCUMENT.

            The date of this Supplement is November 23, 1999

                                INTRODUCTION

Unless noted herein, the disclosure in the Prospectus remains materially accurate. Unless otherwise defined, all capitalized terms have the same meaning in this Supplement as they do in the Prospectus. Unless otherwise stated herein, page numbers referred to herein refer to pages of this Supplement.

                         TERMINATION OF SERIES A SALES

Series A has sold all $34 million of its registered Interests. Accordingly, Series A Interests are no longer available for sale, and Series B or Series C Interests may no longer be exchanged for Series A Interests. As of November 1, 1999, Series B and Series C Interests of which are still available for exchange into or from the other Series, or for initial sale, have sold $24,004,685 and $20,438,741, respectively. The Interests in each of Series B and Series C continue to be offered at their Net Asset Value as described in the Prospectus.

             REVISED PROJECTED TWELVE-MONTH BREAK-EVEN ANALYSIS

The Projected Twelve-Month Break-Even Analysis on page 14 of the Prospectus (including the introduction thereto and the accompanying footnotes) is replaced in its entirety with the Revised Projected Twelve-Month Break-Even Analysis on the following page.

             Revised Projected Twelve-Month Break-Even Analysis

The following is the projected twelve-month break-even analysis for each series after taking into account all fees and expenses (other than advisory incentive fees and extraordinary expenses which are impossible to predict). This analysis is expressed both as a dollar amount and as a percentage of a $5,000 initial investment:

                            SERIES B                      SERIES C
Description of        Dollar          Percentage          Dollar          Percentage
Charges               Break-Even      Break-Even          Break-Even      Break-Even
Brokerage Fees        $ 387.50        7.75%               $ 387.50        7.75%
Advisory Management
Fees                  $ 100.00        2.00%               $ 100.00        2.00%
Advisory Incentive
Fees (1)              --              --                  --              --

Total                 $ 487.50        9.75%               $ 487.50        9.75%
Less Estimated
Interest Income (2)  ($ 260.50)      (5.21%)             ($ 265.50)      (5.21%)

Estimated 12-Month
Break-Even Level
Without Redemption
Charges (3)(5)        $ 227.00        4.54%               $ 227.00        4.54%

Redemption Charges
(4)                   $ 150.00        3.00%               $ 150.00        3.00%

Estimated 12-Month
Break-Even Level
After Redemption
Charges (5)           $ 377.00        7.54%               $ 377.00        7.54%

_________________
1   Advisory incentive fees are only paid on new high net trading profits.
New high net trading profits are determined after deducting brokerage and advisory management fees and do not include interest income. Each series could pay advisory incentive fees in years in which the series breaks even, or even loses money, due to the quarterly, rather than annual, nature of such fees.

2   Each series is credited with 100% of the interest income earned on that series' assets, currently estimated to be 5.21% per annum.

3   A redemption fee of 4% is assessed on an interest redeemed on or before the end of the sixth full month after the effective date of its purchase. A redemption fee of 3% is assessed on an interest redeemed after the end of the sixth, but on or before the end of the 12th, full month after its purchase. Redemption fees are not charged if you effect an exchange or if you invest your redemption proceeds concurrently in another fund sponsored by the managing owner.

4   Because this break-even analysis is a 12-month computation, only the 3%
redemption fee, which is imposed at the end of the 12-month period, is used.

5   If this break-even analysis was separately computed for a $2,000 initial
IRA account investment, the break-even percentages of 4.54.% (without redemption charges) and 7.54% (after redemption charges) would be equally applicable to that investment.

                      PAST PERFORMANCE OF THE TRUST

Set forth on pages 5 through 8 are the past performances of Series B and Series C through October 31, 1999, showing each Series' performance since the commencement of trading on June 10, 1998 as well as discussions concerning the Series' respective performances during each of the first three quarters of 1999.

                      PAST PERFORMANCE OF SERIES B

            Capsule Performance of World Monitor Trust - Series B
                    CTA:  Eclipse Capital Management, Inc.

                             Rates of Return
                      (Computed on a Monthly Basis)

           Month          1999             1998
           January        (2.33)%
           February        2.85
           March           2.68
           April           4.36
           May             0.29
           June            2.74          (2.22)%
           July            1.83          (3.63)
           August          1.00          10.81
           September       1.48           4.94
           October        (4.36)          1.18
           November                      (2.31)
           December                       3.39
           Annual/YTD     10.73%         11.98%


Name of Pool:                   World Monitor Trust -- Series B
Type of Pool:                   Publicly-Offered
Start Date:                     June 1998

Aggregate subscriptions:        $24,004,685 (as of November 1, 1999)
Current Net Asset
Value per Interest:             $123.99 (as of October 31, 1999)

                                "Draw-down" means losses experienced by
                                the World Monitor Trust -- Series B over a specified period.

Largest monthly draw-down:      (4.36)%   October 1999

                                "Largest monthly draw-down" means
                                the greatest percentage decline in
                                Net Asset Value due to losses
                                sustained by the World
                                Monitor Trust -- Series B from the
                                beginning to the end of a calendar
                                month.

Largest peak-to-valley
draw-down:                      (5.77)%   June 1998 to July 1998
                                "Largest peak-to-valley draw-down"
                                means the greatest cumulative
                                percentage decline in month-end
                                Net Asset Value of the World
                                Monitor Trust - Series B due to
                                losses sustained during a period
                                in which the initial month-end
                                Net Asset Value of the World
                                Monitor Trust -- Series B is not
                                equaled or exceeded by a subsequent
                                month-end Net Asset Value of the World
                                Monitor Trust -- Series B.

                                "Rate of Return" is calculated daily by
                                dividing net performance by beginning
                                equity.  The daily returns are then
                                compounded to arrive at the rate of
                                return for the month, which is in turn
                                compounded to arrive at the rate of
                                return for the year to date.

        Past Performance Is Not Necessarily Indicative Of Future Results

As of November 1, 1999, gross sales of, and exchanges into, Series B limited interests since Series B interests were offered is $24,004,685. Redemptions of Series B limited interests from June 10, 1998 (commencement of operations) through November 1, 1999 were $2,064,887.19. As of October 31, 1999, Series
B reported a net asset value of $123.99, an increase of 23.99% from the initial net asset value of $100.00. The MAR Fund/Pool Qualified Universe Index return for the June 1998 through December 1998 period was 4.69%, and for the period from January 1, 1999 through October 31, 1999 was -2.70%. The MAR Fund/Pool Qualified Universe Index is the dollar weighted, total return of all commodity pools tracked by Managed Account Reports ("MAR"). MAR tracked the performance of 281 futures funds in 1998 and 375 futures funds in 1999 through October 31.

Management's Discussion And Analysis Of Financial Condition And Results Of Operations -- Series B

Please turn to page 31 of the Prospectus for Management's Discussion And Analysis Of Financial Condition And Results Of Operations for Series B for the period from June 10, 1998, the commencement of operations, through December 31, 1998.

Series B filed quarterly reports on Form 10-Q with the Securities and Exchange Commission (the "SEC") for the three-month periods ended March 26, 1999,
June 25, 1999 and September 24, 1999 on May 10, 1999, August 9, 1999 and November 8, 1999, respectively. Each of these quarterly reports contained a "Management's Discussion And Analysis Of Financial Condition And Results
Of Operations" section for the applicable period.  Each quarterly report can be
viewed on the SEC's internet website, located on the internet at   HYPERLINK
http://www.sec.gov   www.sec.gov , by following the instructions to retrieve
documents from the EDGAR Archives section of the EDGAR database. Enter the number 0001051823 as the search keywords in the searchable index, and then click on the desired quarterly report. If you do not have access to the internet, or prefer not to retrieve a specific filing off of the internet, a copy of each quarterly report can be requested from the SEC by calling the SEC's Public Reference Office at 202-942-8090.

                      PAST PERFORMANCE OF SERIES C

          Capsule Performance of World Monitor Trust - Series C
                     CTA: Hyman Beck & Company, Inc.

                             Rates of Return
                      (Computed on a Monthly Basis)

           Month          1999             1998

           January        (1.47)%
           February        2.81
           March          (0.58)
           April           5.31
           May             0.60
           June            0.98            (3.42)%
           July           (0.17)           (2.43)
           August         (1.87)            9.29
           September      (1.88)            2.84
           October        (8.26)           (0.80)
           November                        (6.70)
           December                         6.33
           Annual/YTD     (4.99)%           4.21%

Name of Pool:              World Monitor Trust - Series C
Type of Pool:              Publicly-Offered
Start Date:                June 1998

Aggregate subscriptions:   $20,438,741 (as of November 1, 1999)
Current Net Asset
Value per Interest:        $99.01 (as of October 31, 1999)

                           "Draw-down" means losses experienced
                           by the World Monitor Trust -- Series C over a specified period.

Largest monthly draw-down: (8.26)%   October 1999.
                           "Largest monthly draw-down" means the greatest percentage decline in Net Asset Value due to losses sustained by World Monitor
                           Trust -- Series C from the beginning to
                           the end of a calendar month.

Largest peak-to-valley
draw-down:                  (11.82)% July 1999 to October 1999
                           "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value of the World Monitor Trust -- Series C due to losses sustained during a period in which the initial month-end Net Asset Value of the World Monitor Trust -- Series C is not equaled or exceeded by a subsequent month-end Net Asset Value of World
                           Monitor Trust -- Series C.

                           "Rate of Return" is calculated daily by
                           dividing net performance by beginning equity. The daily returns are then compounded to arrive at the rate of return for the month, which is in turn compounded to arrive at the rate of return for the year to date.

        Past Performance Is Not Necessarily Indicative Of Future Results

As of November 1, 1999, gross sales of, and exchanges into, Series C limited interests since Series C interests were offered is $20,438,741. Redemptions of Series B limited interests from June 10, 1998 (commencement of operations) through November 1, 1999 were $1,885,503.12. As of October 31, 1999,
Series C reported a net asset value of $99.01, an decrease of 0.99% from the initial net asset value of $100.00. (As previously discussed on page 6, the MAR Fund/Pool Qualified Universe Index return, as tracked by MAR, for the June 1998 through December 1998 period was 4.69%, and for the period from January 1, 1999 through October 31, 1999 was -2.70%.)

Management's Discussion And Analysis Of Financial Condition And Results Of Operations -- Series C

Please turn to page 35 of the Prospectus for Management's Discussion And Analysis Of Financial Condition And Results Of Operations for Series C for the period from June 10, 1998, the commencement of operations, through December 31, 1998.

Series C filed quarterly reports on Form 10-Q with the Securities and Exchange Commission (the "SEC") for the three-month periods ended March 26, 1999,
June 25, 1999 and September 24, 1999 on May 10, 1999, August 9, 1999 and November 8, 1999, respectively. Each of these quarterly reports contained a "Management's Discussion And Analysis Of Financial Condition And Results
Of Operations" section for the applicable period.  Each quarterly report can be
viewed on the SEC's internet website, located on the internet at   HYPERLINK
http://www.sec.gov   www.sec.gov , by following the instructions to retrieve
documents from the EDGAR Archives section of the EDGAR database. Enter the number 0001051824 as the search keywords in the searchable index, and then click on the desired quarterly report. If you do not have access to the internet, or prefer not to retrieve a specific filing off of the internet, a copy of each quarterly report can be requested from the SEC by calling the SEC's Public Reference Office at 202-942-8090.

                                 SERIES B

ECLIPSE CAPITAL AND ITS PRINCIPALS  (See page 47 of the Prospectus.)

The following information updates and supplements the information found under this heading on page 47 of the Prospectus.

James R. Klingler serves as Senior Vice President and Corporate Secretary of Eclipse Capital, with responsibility for the areas of administration, compliance and legal and corporate management. Mr. Klingler has a B.A.
in Economics from Vanderbilt University and a JD from Vanderbilt
University School of Law. He previously worked as an associate with the St. Louis law firm of Thompson Coburn (formerly Coburn &
Croft) and as a staff attorney with Mercantile Bancorporation, also in St. Louis. From January 1991 until December 1997, he was Compliance Counsel and subsequently Associate Vice President with A.G. Edwards & Sons, Inc. Mr. Klingler joined Eclipse
Capital in January 1998.

Eric S. Goodbar is Director-Finance and Accounting with responsibility for client accounting, corporate accounting and data and risk management. Mr. Goodbar has a BS degree with a dual major in Financial Administration and Management of Information Systems from the University of Nevada at Las
Vegas and an Executive MBA degree from the University of Chicago Graduate School of Business. From August 1984 to April 1995, he was employed by NationsBank CRT in several different capacities, the last of which was as Vice President, Financial Engineering. From April 1995 to December 1997, he served as Executive Vice President of New Century Investment Research and Management, Inc. From 1993-1997, Mr. Goodbar also served as an adjunct faculty member for the Illinois Institute of Technology. Mr. Goodbar joined Eclipse Capital in January 1998.

ECLIPSE CAPITAL'S TRADING SYSTEM

The following information updates and supplements the information found under this heading on page 48 of the Prospectus.

Eclipse Capital makes its trading decisions for Series B according to its Global Monetary Program. The Global Monetary Program incorporates quantitative trend and fundamental analysis and technical trading principles.

The Global Monetary Program is systematic and primarily trend-following in nature, with the objective of capitalizing primarily on intermediate and long-term price trends. Eclipse Capital makes all trading decisions pursuant to its proprietary trend identification, capital allocation, and risk management models, using multiple models to accentuate overall diversification.
Trend identification and fundamental models use various technical and statistical analysis techniques to identify and evaluate price trends and other economic data. Capital allocation models determine the percentage of trading capital allocated to various markets and trading models.

Global Monetary Program Allocation

The following updates the information found under this heading in the Prospectus on page 51.

Following is a bar graph showing the sectors that are traded by Eclipse Capital as of October 31, 1999. Investor funds are exposed to these sectors in approximately the percentage allocation stated. Actual allocations will change as market conditions and trading opportunities change, and it is likely that the targeted risk allocations may vary for Series B during future periods, although it is anticipated that the focus will remain on the financial instruments markets.

         Interest Rate Instruments    40%
         Currencies                   30
         Stock Indices                10
         Precious & Base Metals       10
         Energy Products              10
         Total                        100%

                      (GRAPH)

           ECLIPSE CAPITAL'S PAST PERFORMANCE FOR ALL OF ITS CLIENTS

The following information replaces the performance information found on pages 52 through 57 of the Prospectus.

Capsule summaries B(1) through B(4) contain actual performance for the periods indicated.

Global Monetary Program
The following is a capsule summary of the past performance for Eclipse Capital's Global Monetary Program, the program pursuant to which Series B assets are traded, as of October 31, 1999.

As of September 30, 1999

Name of CTA:                  Eclipse Capital
Program:                      Global Monetary Program
Start Date:                   April 1986 (All trading by Eclipse Capital)
                              August 1990 (Eclipse Capital Global
                              Monetary Program)
No. Accounts:                 22
Aggregate $$:
  All Programs:               $434,411,649 (All Programs excluding Notional)
                              $470,437,000 (All Programs including Notional)

  $$ in this Program:         $432,311,173 (Global Monetary Program
                              excluding Notional)
                              $468,337,324 (Global Monetary Program
                              including Notional)

Largest monthly
draw-down:                    (14.62)%   July 1994
                              "Largest monthly draw-down" means
                              the greatest decline in month-end Net
                              Asset Value due to losses sustained by
                              a global monetary program on a
                              composite basis or an individual
                              account for any particular
                              month.

Largest peak-to-valley
draw-down:                    (26.97)%   March 1994 to September 1994
                              "Largest peak-to-valley draw-down"
                              means the greatest cumulative percentage decline in month-end Net Asset Value due to losses sustained by a global monetary program on a composite basis or an individual account during any period in which the initial month-end
                              Net Asset Value is not equaled or exceeded by a subsequent month-end asset value.

Closed Accounts:              Profitable        =     15
                              Unprofitable      =      9

            CAPSULE B(1) - ECLIPSE CAPITAL GLOBAL MONETARY PROGRAM
                       MONTHLY/ANNUAL RATES OF RETURN

MONTH        1999     1998     1997     1996     1995      1994
Jan         (2.57)%   1.66%    2.07%    5.45%   (2.28)%    1.34%
Feb          3.27    (3.12)   (0.41)   (0.07)    1.19      3.00
Mar          2.92    (0.63)    1.67    (0.30)    4.52      6.09
Apr          4.64   (10.67)   (4.93)    5.58     0.84     (3.43)
May          0.44     2.81     4.01     1.96     8.09     (2.91)
Jun          3.12    (2.19)    0.34     0.11    (2.34)     0.28
Jul          2.35    (3.46)    8.80     0.58     1.04    (11.70)
Aug          1.49    13.15    (2.21)    3.04     6.80     (5.12)
Sep          1.50     6.02     5.00     2.77    (0.57)    (1.42)
Oct         (4.37)*   1.78    (0.78)    3.51     0.34      0.90
Nov                  (2.33)   (1.63)    7.03     2.16      4.50
Dec                   3.79     3.66    (2.19)   (0.64)    (2.24)
Annual/YTD  13.15%    5.03%   15.93%   30.68%   20.21%   (11.37)%

*Estimate

         Past Performance Is Not Necessarily Indicative Of Future Results

Eclipse Capital's Supplemental Performance Information

Capsules B(2) through B(4) represent the customer accounts traded by Eclipse Capital pursuant to different trading strategies from those to be utilized by Series B.

Global Yield Program
(Not open to new investment)

This "sector" program trades a specialized portfolio comprised entirely of domestic and foreign interest rate instruments. Global money markets and bond futures contracts are traded on major exchanges located throughout the world, including Chicago, Montreal, London, Paris, Madrid, Tokyo, Singapore, and Sydney. The following is a capsule summary of the estimated past performance for the Global Yield Program traded by Eclipse Capital as of October 31, 1999, a trading strategy not used on behalf of Series B.

As of October 31, 1999

Name of commodity             Eclipse Capital
trading advisor:
Program:                      Global Yield Program
Start Date:                   April 1986    (All trading by Eclipse Capital)
                              August 1992 (Eclipse Capital Global Yield Program)
No. Accounts:                 1

Aggregate $$:                 $434,411,649 (All Programs excluding Notional)
  All Programs:               $470,437,000 (All Programs including Notional)

  $$ in this Program:         $2,072,234 (Global Yield Program including
                              National)

Largest monthly
draw-down:                    (14.41)%   July 1994
                              "Largest monthly draw-down" means the
                              greatest decline in month-end net
                              asset value due to losses sustained
                              by a global yield program on a composite basis or an individual account for any particular month.

Largest peak-to-valley
draw-down:                    (26.10)%   March 1994 to January 1995
                              "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a global yield program on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Closed Accounts:              Profitable     =     6
                              Unprofitable   =     7

           CAPSULE B(2) -- ECLIPSE GLOBAL YIELD PROGRAM ANNUAL RATES OF RETURN

              1999    1998     1997    1996     1995    1994
           (10 mos.)
ANNUAL       0.65%*   (1.86)%  7.26%   15.21%   14.02%  0.02%

*Estimate

        Past Performance Is Not Necessarily Indicative Of Future Results

Foreign Exchange Program
(Not open to new investment)

Name of commodity
trading advisor:           Eclipse Capital

Program:                   Foreign Exchange Program

Start Date:                April 1986 (Inception of trading by
                           commodity trading advisor)
                           March 1992 (Inception of trading in program)

No. Accounts:              0

Aggregate $$ In All
Programs:                  $429,154,088 (All Programs excluding Notional)
                           $461,992,544 (All Programs including Notional)

$$ in this Program:        $0 (Foreign Exchange Program)

Largest monthly draw-
down:                      (20.86)%   September 1992
                           "Largest monthly draw-down" means the
                           greatest decline in month-end net
                           asset value due to losses sustained
                           by a trading portfolio on a composite basis or an individual account for any particular month.

Largest peak-to-valley
draw-down:                 (20.86)%   August 1992 to September 1992
                           "Largest peak-to-valley draw-down"
                           means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a trading portfolio on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end asset value.

Closed Accounts:           Profitable     =   3
                           Unprofitable   =   2

            CAPSULE B(3) - FOREIGN EXCHANGE PROGRAM ANNUAL RATES OF RETURN

           1995     1994      1993     1992

ANNUAL    10.20%   (4.93)%    6.35%    13.18%
         (3 mos.)                     (10 mos.)

           Past Performance Is Not Necessarily Indicative Of Future Results

Financial Futures Account
(Not open to new investment)

Name of commodity
trading advisor:         Eclipse Capital

Program:                 Financial Futures Account

Start Date:              April 1986 (Inception of trading by commodity
                         trading advisor)
                         April 1986 (Inception of trading in program)

No. Accounts:            0

Aggregate $$ In
All Programs:            $429,154.088 (All Programs excluding Notional)
                         $461,992,544 (All Programs including Notional)

$$ in this
Program:                 $0 (Financial Futures Account)

Largest monthly
draw-down:               (20.91)%   October 1994
                         "Largest monthly draw-down" means the
                         greatest decline in month-end net
                         asset value due to losses sustained by
                         a trading portfolio on a composite basis or an individual account for any particular month.

Largest peak-to-valley
draw-down:               (69.20)%   February 1989 to April 1992
                         "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a trading portfolio on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end asset value.

Closed Accounts:         Profitable    =   99
                         Unprofitable  =   314

         CAPSULE B(4) - FINANCIAL FUTURES ACCOUNT ANNUAL RATES OF RETURN

          1996    1995     1994     1993    1992      1991
ANNUAL    4.41%  (7.33)%  (18.16)% 60.35%  (5.43)%  (13.42)%
       (6 Months)

     Past Performance Is Not Necessarily Indicative Of Future Results

Notes to Eclipse Capital Performance Summaries

The following notes refer to Capsules B(1) through B(4).

In the preceding performance summaries, Assets Under Management
(excluding Notional) represent the total actual equity (including cash and cash equivalents) deposited in the accounts at the carrying FCM plus committed funds.

Assets Under Management (including Notional) represent the total actual equity (including cash and cash equivalents) deposited in the accounts at the carrying FCM plus committed funds plus Notional funds.

Largest Monthly Draw-Down is the largest monthly loss experienced by any single account in the relevant program in any calendar month expressed as a percentage of the total equity in such account in the program and includes the month and year of such draw-down. Largest Peak to Valley Draw-down is the largest calendar month-end to calendar month-end loss experienced by any single account in the program expressed as a percentage of total equity (including Notional equity) in such account in the program.

Prior to August 1, 1996, Monthly Rate of Return is calculated by dividing net performance by the sum total of the starting equity plus the time-weighted additions minus the time-weighted withdrawals for the period. Beginning in 1994, additions and withdrawals made other than at the beginning of the month are time-weighted. Time weight is calculated by multiplying an addition by the number of days in the period it was available for trading and/or a withdrawal by the number of days in the period it was not available for trading, and dividing by the total number of days in the period. Prior to August 1, 1996, the time weighting of additions and withdrawals method yields the same Rates of Return as the Fully-Funded Subset Method
(described below), because Eclipse Capital did not manage Notional funds prior to August 1, 1996.

For the periods beginning after August 1, 1996, Eclipse Capital has adopted a new method of computing rate-of-return and performance disclosure, referred to as the Fully-Funded Subset method, pursuant to an Advisory published by the CFTC. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by Actual Funds (as defined in the Advisory). To qualify for use of the Fully-Funded
Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant Rates of Return are representative of the trading program. Eclipse Capital has performed these computations for periods subsequent to August 1, 1996.

Annual Rate of Return is calculated by dividing the change in the net asset value of a hypothetical $1,000 investment (VAMI) during the period by the VAMI at the beginning of the period or at the commencement of trading. VAMI is calculated by multiplying (1 plus the period rate of return %) times the prior period value of a hypothetical $1,000 investment (VAMI).

                                SERIES C

HYMAN BECK'S TRADING SYSTEM

Volume Of Trading For Hyman Beck Contracts And Markets

The following updates the information found in the Prospectus on page 64.

Set forth below is a bar graph showing the sectors that are traded by Hyman Beck as of October 31, 1999. Investor funds are exposed to these sectors in approximately the percentage allocation stated. Actual allocations change as market conditions and trading opportunities change, and it is likely that the targeted risk allocations may vary for Series C during future periods, although it is anticipated that the focus will remain on the financial instruments markets.

              Interest Rates   40%
              Currencies       25
              Stock Indices    15
              Metals           10
              Energies         10
              Total            100%

                  (GRAPH)

HYMAN BECK'S PAST PERFORMANCE FOR ALL OF ITS CLIENTS

The following information replaces the performance information found on pages 65 through 71 of the Prospectus.

Asset Allocation Portfolio

The following summary performance information and Capsule C(1) reflect the composite performance results of the Asset Allocation Portfolio directed by Hyman Beck from April 1992 through October 1999 for ten accounts ranging in size from $630,000 to $30 million. Two open accounts were profitable and one open account was unprofitable as of October 31, 1999.

As of October 31, 1999
Name of CTA:                    Hyman Beck
Program:                        Asset Allocation Portfolio1
Start Date:                     March 1991 (All trading by Hyman Beck)
                                April 1992  (Asset Allocation Program)
No. of Accounts open:           3

Aggregate $$:                   $296,757,822 (All Programs excluding Notional)
 All programs:                  $365,395,734 (All Programs including Notional)

 $$ in this Program:            $21,667,904 (Asset Allocation Portfolio
                                excluding Notional)
                                $49,345,936 (Asset Allocation Portfolio
                                including Notional)

Largest monthly
draw-down:                      (9.38)%   February 1996
                                "Largest monthly draw-down" means
                                the greatest decline in month-end Net
                                Asset Value due to losses sustained
                                by a trading portfolio on a composite
                                basis or an individual account for
                                any particular month.
Largest peak-to-valley
draw-down:                      (18.30)%  August 1993 to January 1995
                                "Largest peak-to-valley draw-down"
                                means the greatest cumulative percentage decline in month-end Net Asset Value due to losses sustained by a trading portfolio on a composite basis or an individual account during any period in which the initial month-end Net Asset
                                Value is not equaled or exceeded by a
                                subsequent month-end Net Asset Value.

Closed accounts:                Profitable    =   4
                                Unprofitable  =   3

______________________________
1. The Asset Allocation Portfolio represents accounts trading a combination of each of the Global, FX, Diversified and/or Short-Term Portfolios. Although Series C Assets will not be traded pursuant to the foregoing program, the Asset Allocation Portfolio employed on behalf of the Series C Assets is traded at a higher level of leverage (1.5 times). Hyman Beck manages only one Asset Allocation Portfolio account, the Series C account, at one and one-half times leverage.

                  CAPSULE C(1) - ASSET ALLOCATION PORTFOLIO
                      MONTHLY/ANNUAL RATES OF RETURN

      MONTH       1999     1998     1997    1996     1995     1994
      Jan        (1.25)%  (0.87)%   7.39%   2.09%   (9.02)%   (0.59)%
      Feb         2.22    (4.19)    5.11   (9.22)    12.51    (5.96)
      Mar        (0.26)   (0.22)    1.48    0.74     26.39     8.30
      Apr         3.92    (5.27)   (0.60)   6.04      3.79    (5.05)
      May         0.41     1.66     0.81   (2.62)     1.19     2.69
      Jun         1.13    (0.93)    1.52    0.97      0.40     3.38
      Jul        (0.35)   (0.56)    4.70   (0.51)    (2.60)   (4.03)
      Aug        (1.32)    8.25    (1.64)  (4.53)     0.42    (2.97)
      Sep        (1.19)    2.50     2.11    0.35     (2.07)   (0.02)
      Oct        (5.70)   (0.46)   (2.64)  11.94     (0.63)    5.52
      Nov                 (5.02)   (0.87)   4.65     (0.62)   (1.42)
      Dec                  4.76     2.24   (6.45)     3.34    (0.13)
      Annual/YTD (2.65%)   1.20%   20.91%   1.67%    33.35%    1.29%

       Series C assets are not traded pursuant to the foregoing program.

The Asset Allocation Portfolio employed on behalf of the Series C assets are traded at a higher level of leverage (1.5 times).

        Past Performance Is Not Necessarily Indicative Of Future Results

Global Portfolio
As of October 31, 1999

Name of CTA:              Hyman Beck
Program:                  Global Portfolio
Start Date:               March 1991 (All trading by Hyman Beck)
                          April 1991 (Global Portfolio)
No. Accounts:             20

Aggregate $$:             $296,757,822 (All Programs excluding Notional)
 All Programs:            $365,395,734 (All Programs including Notional)

 $$ in this Program:      $273,321,013 (Global Program excluding Notional)
                          $318,393,889 (Global Program including Notional)

Largest monthly
draw-down:                (12.77)%   December 1996
                          "Largest monthly draw-down" means
                          the greatest decline in month-end Net
                          Asset Value due to losses sustained by
                          a global portfolio on a composite basis or an individual account for any particular month.

Largest peak-to-valley
draw-down:                (19.38)%   July 1994 to February 1995
                          "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value due to losses sustained by a global portfolio on a composite basis or an individual account during any period in which the initial month-end Net Asset Value is not equaled or exceeded by a subsequent month-end Net Asset Value.

Closed Accounts:          Profitable     =   37
                          Unprofitable   =   16

            CAPSULE C(2) - GLOBAL PORTFOLIO ANNUAL RATES OF RETURN

               1999       1998     1997     1996      1995    1994
             (10 mos.)
Annual/YTD    (3.44)%     16.84%   24.38%   10.82%   29.12%   3.81%

Series C assets are not traded pursuant to the foregoing program independently, but only as a component of the Asset Allocation Portfolio.

       Past Performance Is Not Necessarily Indicative Of Future Results

FX Portfolio

As of October 31, 1999
Name of CTA:                  Hyman Beck
Program:                      FX Portfolio
Start Date:                   March 1991 (All trading by Hyman Beck)
                              March 1991 (FX Portfolio)

No. of Accounts:              3

Aggregate $$:                 $296,757,822 (All Programs excluding Notional)
  All Programs:               $365,395,734 (All Programs including Notional)

  $$ in this Program:         $7,349,550 (FX Portfolio excluding Notional)
                              $15,790,373 (FX Portfolio including Notional)
Largest monthly draw-
down:                         (18.72)%   November 1994
                              "Largest monthly draw-down" means
                               the greatest decline in month-end Net
                              Asset Value due to losses sustained by
                              a foreign exchange portfolio on a
                              composite basis or an individual account for any particular month.

Largest peak-to-valley
draw-down:                    (52.49)%  August 1993 to January 1995.
                              "Largest peak-to-valley draw-down"
                              means the greatest cumulative percentage decline in month-end Net Asset Value due to losses sustained by a foreign exchange portfolio on a composite basis or an individual account during any period in which the initial month-end
                              Net Asset Value is not equaled or exceeded by a subsequent month-end Net Asset Value.

Closed Accounts:              Profitable     =   12
                              Unprofitable   =   33

              CAPSULE C(3) FX PORTFOLIO ANNUAL RATES OF RETURN


                1999       1998    1997    1996    1995      1994
             (10 mos.)
Annual/YTD    3.84%       (7.68)   29.30%  6.65%   40.58%  (20.63)%

Series C assets are not traded pursuant to the foregoing program independently, but only as a component of the Asset Allocation Portfolio.

        Past Performance Is Not Necessarily Indicative Of Future Results

Diversified Portfolio

As of October 31, 1999
Name of CTA:               Hyman Beck
Program:                   Diversified Portfolio
Start Date:                March 1991 (All trading by Hyman Beck)
                           March 1991 (Diversified Portfolio)
No. of Accounts:           3

Aggregate $$:              $296,757,822 (All Programs excluding Notional)
  All Programs:            $365,395,734 (All Programs including Notional)

  $$ in this Program:      $  5,603,774 (Diversified Portfolio excluding
                           Notional)
                           $10,365,673 (Diversified Portfolio including
                           Notional)

Largest monthly
draw-down:                 (15.90)%   February 1994
                           "Largest monthly draw-down" means
                           the greatest decline in month-end Net
                           Asset Value due to losses sustained by
                           a diversified portfolio on a composite
                           basis or an individual account for
                           any particular month.
Largest peak-
to-valley draw-down:       (30.42)%   August 1993 to December 1995
                           "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value due to losses sustained by a diversified portfolio on a composite basis or an individual account during any period in which the initial month-end Net Asset Value is not equaled or exceeded by a subsequent month-end Net Asset Value.

Closed Accounts:           Profitable    =  19
                           Unprofitable  =  27

         CAPSULE C(4) - DIVERSIFIED PORTFOLIO ANNUAL RATES OF RETURN

             1999      1998     1997     1996    1995     1994
            (10 mos.)
Annual/YTD   (3.08)%   1.06%   11.88%  (8.33)%  (4.14)%  (7.07)%

Series C assets are not traded pursuant to the foregoing program independently, but only as a component of the Asset Allocation Portfolio.

      Past Performance Is Not Necessarily Indicative Of Future Results

Short-Term Select Portfolio

As of October 31, 1999

Name of CTA:         Hyman Beck
Program:             Short-Term Select Portfolio
Start Date:          March 1991 (All trading by Hyman Beck)
                     September 1997 (Short-Term Select Portfolio)
No. Accounts:        4

Aggregate $$:        $296,757,822 (All Programs excluding Notional)
  All Programs:      $365,395,734 (All Programs including Notional)

  $$ in this
   Program: $1,333,862 (Short-Term Select excluding Notional) $ 6,134,525 (Short-Term Select including Notional)

Largest monthly
draw-down:           (10.53%)  September 1999
                     "Largest monthly draw-down" means the
                     greatest decline in month-end Net
                     Asset Value due to losses sustained by
                     a short-term select portfolio on a
                     composite basis or an individual account for any particular month.

Largest peak-to-
valley draw-down:    (20.30%)  February 1998 to September 1999
                     "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value due to losses sustained by a short-term select portfolio on a composite basis or an individual account during any period in which the initial month-end Net Asset
                     Value is not equaled or exceeded by a
                     subsequent month-end Net Asset Value.

Closed Accounts:     Profitable      =   0
                     Unprofitable    =   6

     CAPSULE C(5) - SHORT-TERM SELECT PORTFOLIO ANNUAL RATES OF RETURN


                   1999      1998     1997
                (10 mos.)
Annual/YTD       (7.36)%    (9.42)%   0.73%

Series C assets are not traded pursuant to the foregoing program independently, but only as a component of the Asset Allocation Portfolio.


        Past Performance Is Not Necessarily Indicative Of Future Results

Hyman Beck's Supplemental Performance Information

Short-Term Original Portfolio

   Capsule C(6) represents the customers accounts traded by Hyman Beck pursuant to a trading strategy that will not be utilized by Series C.

As of October 31, 1999

Name of CTA:           Hyman Beck
Program:               Short-Term Original Portfolio
Start Date:            March 1991 (All trading by Hyman Beck)
                       April 1996 (Short-Term Original Portfolio)
No. Accounts:          2

Aggregate $$:          $296,757,822 (All Programs excluding Notional)
  All Programs:        $365,395,734 (All Programs including Notional)

  $$ in this Program:  $9,149,624 (Short-Term Original excluding Notional)
                       $14,711,274 (Short-Term Original including Notional)

Largest monthly
draw-down:             (11.20)%   August 1999
                       "Largest monthly draw-down" means
                       the greatest decline in month-end Net
                       Asset Value due to losses sustained by a short-term original portfolio on a composite basis or an individual account for any particular month.

Largest peak-to-
valley draw-down:      (35.73)%   October 1997 to September 1999
                       "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value due to losses sustained by a short-term original portfolio on a composite basis or an individual account during any period in which the initial month-end Net
                       Asset Value is not equaled or exceeded
                       by a subsequent month-end Net Asset Value.

Closed accounts:       Profitable    =  11
                       Unprofitable  =   8

       CAPSULE C(6) - SHORT-TERM ORIGINAL PORTFOLIO ANNUAL RATES OF RETURN

                1999       1998      1997      1996
              (10 mos.)
Annual/YTD     (11.39)%   (11.12)%  33.30%     0.58%

       Series C assets are not traded pursuant to the foregoing program.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

DESCRIPTION OF THE TRUST, TRUSTEE, MANAGING OWNER AND AFFILIATES

Directors And Officers Of The Managing Owner

The following supplements information found under this heading in the Prospectus on pages 75 through 77.

Alan J. Brody, born 1952, has been a Director of the managing owner since May 1999. Mr. Brody has also been a Director of Seaport Futures since May 1999. Mr. Brody has been a Senior Vice President and Director of International Sales and Marketing for Prudential Securities since 1996. Based in London, Mr. Brody is currently responsible for the marketing and sales of all Prudential Securities products and services to international clientele throughout the firm's global branch system, which includes the development of product ideas and strategy, coordination of distribution efforts and flow of products to the international sales force. Additionally, Mr. Brody has overall responsibility for the Managed Futures Department. From 1990 to
1996, Mr. Brody was an executive Director and Senior Vice President with Lehman Brothers' Financial Services Division in London and
President of Lehman Brothers Futures Asset Management Corp. Prior to joining Lehman Brothers, Mr. Brody served as President and Chief Executive Officer of Commodity Exchange, Inc., from 1980 to 1989. Earlier in his career, Mr. Brody was associated with the law firm of Baer Marks & Upham from 1977 to 1980.

Joseph A. Filicetti became a Director of the managing owner and Seaport Futures in April 1999. He was also promoted in April 1999 from his previous positions as Vice President of the managing owner and Seaport Futures to his current positions as President of the managing owner and Executive Vice President of Seaport Futures.

Eleanor Thomas became a Director of the managing owner and Seaport
Futures in April 1999. She was also promoted in April 1999 from her previous positions as First Vice President of the managing owner and Seaport Futures to her current positions as Executive Vice President of the managing owner and President of Seaport Futures.

Description And Past Performance Of Other Pools Sponsored By The Managing Owner And Its Affiliate

The following replaces the capsule summary of the past performance information found under this heading in the Prospectus on pages 78 through 81.

A description of the various funds sponsored by the managing owner and its affiliate, Seaport Futures. The January 1994 through October 1999 trading record for the various funds is provided in the performance table and the explanatory notes on the following pages.

Type of Fund                         Name of Fund
Public commodity funds for
which the managing owner
is the general partner
(or managing owner) and
the commodity pool
operator:                            Prudential-Bache Capital Return
                                      Futures Fund 2, L.P. (PBCRFF2)
                                     Prudential Securities Optimax
                                      Fund 2 L.P. (PBOFF2) (g)
                                     Prudential Securities Aggressive
                                      Growth Fund, L.P. (PSAGF)(m)
                                     Diversified Futures Trust I (DFT)
                                     Prudential Securities Strategic
                                      Trust (PRUST) (h)

Non-public commodity funds
for which the managing
owner is the general
partner (or the managing
owner) and the commodity
pool operator:                       Signet Partners II, L.P. (SPLP2) (f)
                                     Diversified Futures Trust II (DFTII)
                                     Prudential Securities Foreign
                                      Financials Fund, L.P. (PSFFF) (i)
                                     Prudential Securities Financial
                                      Futures Fund L.P. (PSFNF) (e)

Offshore investment funds
for which the managing
owner is investment
manager (j)                          Devonshire Multi-Strategy Fund (k)
                                     Prudential-Bache International
                                      Futures Fund A, PLC (PBIFFA)
                                     Prudential-Bache International Futures
                                      Fund B, PLC (PBIFFB)
                                     Prudential-Bache International
                                      Futures Fund C, PLC (PBIFFC)
                                     Prudential-Bache International
                                      Futures Fund D, PLC (PBIFFD)
                                     Prudential-Bache International
                                      Futures Fund E, PLC (PBIFFE)
                                     Prudential-Bache International
                                      Futures Fund F, PLC (PBIFFF)

Public commodity funds
for which Seaport Futures
is general partner and
commodity pool operator:             Prudential-Bache Futures Growth
                                      Fund, L.P. (PBFG) (d)
                                     Prudential-Bache Diversified
                                      Futures Fund L.P. (PBDFF)
                                     Prudential-Bache Capital
                                      Return Futures Fund L.P. (PBCRFF)
                                     Prudential-Bache Capital Return
                                      Futures Fund 3 L.P. (PBCRFF3)(m)
                                     Prudential-Bache Optimax Fund
                                      L.P. (PBOFF)

See Notes to performance table on page 26. The past performance information in the performance table has not been audited. However, the managing owner represents and warrants that the performance table and the explanatory notes are complete and accurate in all material respects

                                                                CAPSULE B
      CAPSULE PERFORMANCE OF OTHER POOLS OPERATED BY PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC. AND AFFILIATE [a]
                                                         (SEE ACCOMPANYING NOTES)
                                                                                                                   WORST
                                                                                                        WORST       PEAK
                                                                                                       MONTHLY       TO
                                                                         AGGREGATE         CURRENT     PERCENT     VALLEY
                                            TYPE       INCEPTION OF    SUBSCRIPTIONS      TOTAL NAV     DRAW-      DRAW-
NAME OF POOL                              OF POOL        TRADING        ($ x 1,000)      ($ x 1,000)   DOWN [b]   DOWN [c]
PRUDENTIAL-BACHE
FUTURES GROWTH
FUND, L.P. [d]  (PBFG)                 3, 5, 6, 8, 10      3/88            24,961            ---        -14.38%    -24.48%
                                                                                                         10/89    12/88 - 1/93

PRUDENTIAL-BACHE
DIVERSIFIED FUTURES
FUND L.P. (PBDFF)                    3, 5, 6, 8, 10        10/88           29,747           13,298       -18.37%    -36.63%
                                                                                                          1/92     1/92 - 5/92

PRUDENTIAL-BACHE
CAPITAL RETURN
FUTURES FUND
L.P. (PBCRFF)                        1a, 3, 5, 7, 8, 10    5/89           137,705            11,437      -10.30%    -24.43%
                                                                                                          11/98     9/93 - 1/95

PRUDENTIAL-BACHE
CAPITAL RETURN
FUTURES FUND 2
L.P. (PBCRFF2)                       1a, 3, 5, 7, 8, 9     10/89          100,000            19,305      -11.36%    -24.24%
                                                                                                           1/92     1/92 - 5/92

PRUDENTIAL-BACHE
CAPITAL RETURN
FUTURES FUND 3
L.P. (m) (PBCRFF3)                    1a, 3, 5, 7, 8, 10   5/90            64,863             ---        -11.77%    -23.66%
                                                                                                           4/98      12/96 - 4/98

PRUDENTIAL-BACHE
OPTIMAX FUND L.P. -
OPTIMAX (PBOFF)                       3, 5, 7, 8, 10, 11   4/96            69,603            13,732      -7.82%     -12.95%
                                                                                                           8/97      5/96-10/99

PRUDENTIAL-BACHE
OPTIMAX FUND
L.P. - A (PBOFF)                      1, 3, 5, 7, 10, 11   2/91             63,356             ---       -6.00%     -10.72%
                                                                                                           1/92      8/93 - 2/95

PRUDENTIAL-BACHE
OPTIMAX FUND
L.P. - B (PBOFF)                      3, 5, 7, 8, 10, 11   2/91             6,247              ---       -9.90%     -20.26%
                                                                                                           1/92      8/93 - 2/95

PRUDENTIAL SECURITIES
OPTIMAX FUND 2 L.P. -
OPTIMAX 2 [g] (PBOFF2)                3, 5, 7, 8, 9, 12    4/97             17,416             ---       -9.08%     -16.58%
                                                                                                           4/98      8/97-5/98

PRUDENTIAL SECURITIES
OPTIMAX FUND 2 L.P. - A
(PBOFF2)                              1, 3, 5, 7, 9, 12    1/92             15,197             ---       -5.82%     -13.53%
                                                                                                           9/93      9/93 - 1/95

PRUDENTIAL SECURITIES
OPTIMAX FUND 2 L.P. - B
(PBOFF2)                              3, 5, 7, 8, 9, 12    1/92             2,219              ---       -9.49%     -20.94%
                                                                                                           9/93      6/95-7/96

PRUDENTIAL SECURITIES
FINANCIAL FUTURES
FUND L.P. [e] (PSFNF)                 2, 4, 6, 8, 9        1/93             3,557              ---       -8.39%     -40.23%
                                                                                                          11/94      8/93 - 1/95

PRUDENTIAL SECURITIES
FOREIGN FINANCIALS
FUND L.P. [i] (PSFFF)                 2, 4, 6, 8, 9        1/93             4,198              ---       -17.68%    -25.96%
                                                                                                          9/93       9/93-1/94

PRUDENTIAL SECURITIES
AGGRESSIVE GROWTH
FUND L.P. (m) (PSAGF)                 3, 5a, 7, 8, 9       8/93             20,335             ---       -9.71%     -32.68%
                                                                                                          9/93       8/93 - 1/95

DIVERSIFIED FUTURES
TRUST I (DFT)                         3, 5a, 6, 8, 9       1/95             65,908            45,335     -9.38%     -17.20%
                                                                                                          11/98      7/99 - 10/99

SIGNET PARTNERS
II, LP [f] (SPLP2)                    2, 4, 7, 8, 9        2/96             1,531              ---       -6.37%     -8.41%
                                                                                                          8/97       8/97 - 1/98

PRUDENTIAL SECURITIES
STRATEGIC TRUST [h] (PRUST)           3, 5a, 6, 8, 9       5/96             63,403             34,793    -15.84%    -33.98%
                                                                                                          4/98       8/97-7/98

PRUDENTIAL-BACHE
INTERNATIONAL
FUTURES FUND A PLC
[j] (PBIFA)                           2, 4, 6, 9, 13       6/96             35,990             14,145    -15.39%    -31.52%
                                                                                                           4/98      8/97-7/98

PRUDENTIAL-BACHE
INTERNATIONAL FUTURES
FUND C PLC [j] (PBIFC)                2, 4, 6, 9, 13        6/96            29,581             10,404    -9.30%     -20.08%
                                                                                                           2/99     12/96-4/97

PRUDENTIAL-BACHE
INTERNATIONAL FUTURES
FUND B PLC [j] (PBIFB)                2, 4, 6, 9, 13        7/96            101,000            54,006    -9.10%     -20.54%
                                                                                                           10/99     7/99-10/99

PRUDENTIAL-BACHE
INTERNATIONAL
FUTURES FUND D PLC [j] (PBIFD)        2, 4, 7, 9, 13        10/96           30,009             19,544     -7.80%    -10.99%
                                                                                                           4/98      3/99-10/99

PRUDENTIAL-BACHE
INTERNATIONAL FUTURES
FUND E PLC [j] (PBIFE)                2, 4, 6, 9, 13        1/97            19,590             8,167      -9.41%    -27.76%
                                                                                                           8/97      10/98-10/99

PRUDENTIAL-BACHE
INTERNATIONAL FUTURES
FUND F PLC [j] (PBIFF)                2, 4, 6, 9, 13        9/97            34,008             28,509     -9.50%    -11.09%
                                                                                                           10/97     10/97-11/97

DIVERSIFIED FUTURES
TRUST II (DFTII)                      2, 5, 6, 8, 9         3/97            50,132             28,234     -10.48%   -19.05%
                                                                                                           10/99     7/99 - 10/99

DEVONSHIRE
MULTI-STRATEGY
FUND [j, k] (DEVON)                   2, 4, 8, 9, 14        2/98            13,552              ---       -3.88%    -8.55%
                                                                                                           4/98      4/98-8/98


                                           ANNUAL RATE OF RETURN(l)
                                    (COMPUTED ON A COMPOUNDED DAILY BASIS)
                                                                                          (10 mos.)
                                    1994          1995        1996       1997     1998      1999
PRUDENTIAL-BACHE
FUTURES GROWTH
FUND, L.P. [d]  (PBFG)              1.57%         -9.54%      ---        ---      ---      ---

PRUDENTIAL-BACHE
DIVERSIFIED FUTURES
FUND L.P. (PBDFF)                   -10.05%       33.95%      24.81%     9.03%    1.96%    -15.80%

PRUDENTIAL-BACHE
CAPITAL RETURN
FUTURES FUND
L.P. (PBCRFF)                       -21.43%       23.97%      8.58%      7.93%    -1.09%   -11.57%

PRUDENTIAL-BACHE
CAPITAL RETURN
FUTURES FUND 2
L.P. (PBCRFF2)                      -8.08%        27.26%      19.10%     11.40%   -7.44%   -7.32%

PRUDENTIAL-BACHE
CAPITAL RETURN
FUTURES FUND 3
L.P. (m) (PBCRFF3)                  10.41%        16.64%      16.79%     -7.97%   -10.29%  -1.70%

PRUDENTIAL-BACHE
OPTIMAX FUND L.P. -
OPTIMAX (PBOFF)                     ---           ---         11.68%     17.49%   17.54%   -8.46%

PRUDENTIAL-BACHE
OPTIMAX FUND
L.P. - A (PBOFF)                    -6.42%        7.18%       -0.41%     ---      ---      ---

PRUDENTIAL-BACHE
OPTIMAX FUND
L.P. - B (PBOFF)                    -10.66%       7.59%       -1.59%     ---      ---      ---

PRUDENTIAL SECURITIES
OPTIMAX FUND 2 L.P. -
OPTIMAX 2 [g] (PBOFF2)              ---           ---          ---       -3.67%   -9.97%   ---

PRUDENTIAL SECURITIES
OPTIMAX FUND 2 L.P. - A
(PBOFF2)                            -5.51%        13.93%       3.88%     0.86%    ---      ---

PRUDENTIAL SECURITIES
OPTIMAX FUND 2 L.P. - B
(PBOFF2)                            -6.57%        18.44%       5.24%     0.68%    ---      ---

PRUDENTIAL SECURITIES
FINANCIAL FUTURES
FUND L.P. [e] (PSFNF)               -24.46%       -2.05%       ---       ---      ---      ---

PRUDENTIAL SECURITIES
FOREIGN FINANCIALS
FUND L.P. [i] (PSFFF)               16.01%        20.38%       6.65%     -1.35%   36.68%   -11.00%

PRUDENTIAL SECURITIES
AGGRESSIVE GROWTH
FUND L.P. (m) (PSAGF)               -13.51%       29.51%       7.89%     -2.31%   13.11%   -17.54%

DIVERSIFIED FUTURES
TRUST I (DFT)                       ---           42.65%       23.49%    8.82%    4.80%    -12.14%

SIGNET PARTNERS
II, LP [f] (SPLP2)                  ---           ---          9.70%     6.10%    -0.70%   ---

PRUDENTIAL SECURITIES
STRATEGIC TRUST [h] (PRUST)         ---           ---          3.47%     -0.49%   20.25%   -1.49%


PRUDENTIAL-BACHE
INTERNATIONAL
FUTURES FUND A PLC
[j] (PBIFA)                         ---           ---          12.30%    -0.36%   34.14%   -4.46%

PRUDENTIAL-BACHE
INTERNATIONAL FUTURES
FUND C PLC [j] (PBIFC)              ---           ---          22.70%    -3.59%   35.42%   -12.30%

PRUDENTIAL-BACHE
INTERNATIONAL FUTURES
FUND B PLC [j] (PBIFB)              ---           ---          28.50%    13.77%   3.49%    -16.13%

PRUDENTIAL-BACHE
INTERNATIONAL
FUTURES FUND D PLC [j] (PBIFD)      ---           ---          -1.10%    14.36%   23.87%   -4.64%

PRUDENTIAL-BACHE
INTERNATIONAL FUTURES
FUND E PLC [j] (PBIFE)              ---           ---          ---       2.20%    12.23%   -26.94%

PRUDENTIAL-BACHE
INTERNATIONAL FUTURES
FUND F PLC [j] (PBIFF)              ---           ---          ---       -4.60%   47.90%   -7.30%

DIVERSIFIED FUTURES
TRUST II (DFTII)                    ---           ---          ---       6.26%    6.82%    -15.98%

DEVONSHIRE
MULTI-STRATEGY
FUND [j, k] (DEVON)                 ---           ---          ---       ---      -7.70%   -1.19%


                                  PLEASE SEE FOLLOWING PAGE FOR ACCOMPANYING KEY AND NOTES
                              PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Key to type of pool
1     Principal-protected pool currently
1a    Principal-protected pool initially, but not currently
2     Privately offered pool
3     Publicly offered pool
4     Open ended pool
5     Closed ended pool
5a    Initially open ended, currently closed ended
6     Single advisor pool
7     More than one advisor
8     Non-principal protected pool
9     CPO is Prudential Securities Futures Management Inc.
10    CPO is Seaport Futures Management, Inc.
11    Following the expiration of the principal-protected
      feature of the A Units on March 31, 1996, the A & B
      Units merged into OptiMax Units on April 1, 1996.
12    Following the expiration of the principal-protected
      feature of the A Units on March 31, 1997, the A & B
      Units merged into OptiMax 2 Units on April 1, 1997.
13    Offshore pool offered to Non-U.S. persons authorized
      and supervised by the Central Bank of Ireland.
14    Offshore fund-of-funds offered to Non-U.S. persons

Notes:
[a]   All performance is presented as of October 1999.
[b]   "Worst monthly percent draw-down" means
      greatest percentage decline in net asset value due to losses sustained by a pool, account, or other trading program from the beginning to the end of a calendar month.
[c]   "Worst peak to valley draw-down" means greatest cumulative percentage decline in month-end net asset value
      due to losses sustained by a pool, account or
      other trading program during a
      period in which the initial month-end
      net asset value is not equaled or
      exceeded by a subsequent month-end net asset
      value.  "Draw-down" means losses
      experienced by the pool over a specified period.
[d]   Liquidated February 1995
[e]   Liquidated December 1995
[f]   Liquidated April 1998.
[g]   Liquidated May 1998.
[h]   Name change from Willowbridge Strategic
      Trust to Prudential Securities Strategic Trust during August 1998.
[i]   Liquidated March 1999.
[j]   These are non-U.S. investment funds, which are
      available only to non-U.S. residents.  They are
      organized as investment companies incorporated in
      non-U.S. jurisdictions.  Eligibility notices under
      CFTC Rule 4.7 has been filed in connection
      with these funds.
[k]   Liquidated May 1999.
[l]   Rate of return is calculated each week by
      dividing net performance by beginning
      equity.  The weekly returns are then
      compounded to arrive at the rate of
      return for the month, which is in turn
      compounded to arrive at the annual rate of return.
[m]   Liquidated October 1999.

              NOTES TO PERFORMANCE TABLE ON PREVIOUS PAGE
        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULT

                                 26